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                                                                EXHIBIT 10.13

                 CONFIDENTIAL TERMINATION AND RELEASE AGREEMENT

     THIS CONFIDENTIAL TERMINATION AND RELEASE AGREEMENT (this "Agreement") effective as of May 31, 1999, is entered into by and between Centennial Communications Corp., a Delaware corporation (the "Company"), and Federico A. Gallart ("Employee").

                                    RECITALS

A. Employee has been an employee and Sr. Vice President of the Company and has held various positions with certain of the Company's affiliates and subsidiaries.

B. The Company is in the process of restructuring the Company, and the Company and Employee have agreed terminate Employee's employment with the Company and to settle fully and finally all claims.

     In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

                              TERMS AND CONDITIONS

     Section 1. Termination of Employee. Employee's employment is hereby terminated as an employee of the Company effective as of the date set forth above.

     Section 2. Compensation. In consideration for the release by Employee contained in Section 6 and the other covenants of Employee contained in this Agreement, including, but not limited to the agreement set forth in Section 1 above, the Company shall pay Employee, upon expiration of the revocation period specified in Section 13 below but no more than 10 days after the execution of this Agreement, a severance payment of $100,000, composed of (i) a bonus equal to 25% of Employee's annual salary ($42,500) for achieving certain goals in Lima, Peru, and (ii) $57,500 as additional severance. In addition, the parties acknowledge that Employee is entitled to the following compensation: (i) 25% of the accounts receivable collected on accounts that are more than 60 days past due customer accounts in Peru and Ecuador for the period ending May 31, 1999;
(ii) 10% of the amount actual EBITDA exceeded budgeted 1999 EBITDA for all Latin American operations for the months of March, April and May 1999; and (iii) $24,396.63 representing 298.5 hours of vacation pay.

     Section 3. Incentive Stock Options. The Company granted Employeee certain incentive stock options ("Incentive Stock Options") (representing options in shares of the Company's Common Stock) granted pursuant to the Company's 1996 Stock Option Plan adopted January 12, 1996, as amended. Employee's Incentive Stock Options shall continue to vest through December 31, 1999 as though he had remained an Employee through such date, and Employee shall have two years from December 31, 1999 to exercise such Incentive Stock Options.
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     Section 4.  Withholding.  Employee authorizes the Company to withhold, in accordance with applicable law, from the compensation specified in Sections 2 and 3, any taxes required to be withheld by any federal, state or local law or regulation arising out of such compensation.

     Section 5.  Nonsolicitation and Confidentiality Covenants.

            (a) Employee acknowledges that he possesses proprietary and trade secret information concerning the Company. Employee further acknowledges the highly competitive nature of the Company's business. For a period of 12 months from the date hereof, Employee shall keep in strictest confidence and trust all Proprietary Information (as defined below), and shall not use or disclose any Proprietary Information without the written consent of the Company. Moreover, Employee shall deliver to the Company all documents, notes, drawings, blueprints, computer programs, data, security card keys and similar devices, and other materials of any nature pertaining to any Proprietary Information or to Employee's work with the Company, and Employee shall not take any of the foregoing, or any reproduction of any of the foregoing, that is embodied in a tangible medium of expression. The term "Proprietary Information" includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, processes, computer programs, know how, data, marketing and business plans and outlines, budgets, projections, unpublished financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, and access codes and similar security information and procedures; provided, however, that the term "Proprietary Information" shall not include any of the foregoing which is in the public domain other than as the result of a breach of Employee's obligations under this Section 5(a).

            (b) If, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

            (c) In the event of the breach or a threatened breach by Employee of any of the provisions of this Section 5, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

     Section 6.  Release.

            (a) As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, Employees, employees, representatives, attorneys, divisions and persons controlling, controlled by or under common control with the Company ("Affiliates") (and present or former agents,

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directors, Employees, employees, representatives and attorneys of such
Affiliates) acting by, through or in concert with the Company and all other persons acting by, through or in concert with any of them (collectively, "Releasees") and each of them, from any and all charges, complaints, claims, demands and liabilities whatsoever of every name and nature (including reasonable attorney's fees and costs actually incurred), known or unknown, existing or that may hereafter exist, and any and all causes of action which could have been asserted by claim, counterclaim or otherwise, against any of the Releasees pertaining to the business and affairs of the Company, Employee's employment with the Company or the termination thereof, the relationships between Employee and any of the Releasees or any other act of omission which has previously transpired up to the date of execution of this Agreement. The claims released by this Section 6(a) include but are not limited to any claims under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621, et seq. ("ADEA"), or any other statute or law prohibiting discrimination in employment on the basis of age, race, religion, disability, gender or national origin or other status (collectively, "Claims").

            (b) As a material inducement to Employee to enter into this Agreement, the Company, on behalf of itself and its subsidiaries, hereby irrevocably and unconditionally releases, acquits and forever discharges Employee from any and all charges, complaints, claims, demands and liabilities whatsoever of every name and nature (including reasonable attorney's fees and costs actually incurred), known or unknown, existing or that may hereafter exist, and any and all causes of action which could have been asserted by claim, counterclaim or otherwise, pertaining to the business and affairs of the Company, Employee's employment with the Company or the termination thereof, the relationships between Employee and any of the Releasees, or any other act of omission which has previously transpired up to the date of execution of this Agreement (collectively, "Company Claims").

     Section 7. Representation Regarding No Complaints or Charges and Covenant Not to Sue. Employee and the Company each represents to the other that it has not filed any complaints or charges against any of the Releasees or Employee, respectively, with any local, state or federal agency or court. Employee and the Company each further represents, agrees and covenants to the other that it will not file any such complaints or charges against any of the Releasees or Employee, respectively, with any local, state or federal agency or court at any time hereafter with respect to any Claim or Company Claim, as the case may be. If any complaint or charge against the Company or any Releasee is filed on behalf of Employee, Employee agrees to take all reasonable steps necessary to effectuate the withdrawal of such complaint or charge. In the event that any local, state or federal agency or court undertakes any proceeding relating to Employee's employment by the Company or the circumstances of his leaving the Company's employ, Employee hereby waives any right he may have to recover any damages or any remedy of whatever nature as a result of any such proceeding.

     Section 8. Ownership of Claims. Employee represents and agrees that he has not previously assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any Claim or portion thereof or interest therein against any of

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the Releasees. Employee agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any Claims or any portion thereof or interest therein. The Company represents and agrees that it has not, and to the best of its knowledge no other Releasee has, previously assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any Company Claim or portion thereof or interest therein against Employee. The Company agrees to indemnify, defend and hold harmless Employee against any and all claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any Company Claims or any portion thereof or interest therein.

     Section 9. No Admission of Liability. Employee and the Company each acknowledge that neither the execution of this Agreement nor the performance of its terms shall constitute an admission by the Company or Employee of any wrongful acts whatsoever against any other party or any other person, and the Company and Employee each specifically disclaim any liability to any other party or any other person.

     Section 10. Disclosure. Except as otherwise required by law, Employee agrees that he will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Company and its Affiliates or its management or about the Company's and its Affiliates' prospects for the future, to any person or entity, including, but not limited to, any current, former, or prospective employee or investor in the Company or any of its Affiliates. Except as otherwise required by law or by the instruments governing the Company's existing indebtedness, the Company agrees that it will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Employee to any person or entity, including any prospective employer of Employee.

     Section 11. Confidentiality. Employee and the Company agree that they will keep the facts associated with this matter, and the terms of this Agreement strictly confidential; provided, however, that Employee and the Company may disclose such matters to attorneys, tax advisors or as may be required by law. Further, it is expressly understood and agreed that this confidentiality provision is an essential provision of this Agreement.

     Section 12. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter of this Agreement in any way. Employee represents and agrees that he has been informed by the Company that he should consult with his own attorney before executing this Agreement, that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement. The Company and Employee each further represent and agree that, with respect to the matters set forth in this Agreement, none of them can rely on any statements or representations other than those set forth in this Agreement.

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     Section 13.  Revocation.  Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the release in Section 6 hereof is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) his waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) he has 21 days to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); and (c) he has seven days following the execution of this Agreement by the parties to revoke the Agreement. Notice of revocation, together with any shares of the Company's common stock exercised pursuant to Section 3, should be sent to the Company in accordance with Section 17.

     Section 14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company and their respective successors and assigns.

     Section 15. Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

     Section 16. Modifications and Waivers. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by each of the parties to this Agreement. No waiver by any party to this Agreement of any breach by another party to this Agreement of any term or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar terms or provisions at the time or at any prior or subsequent time.

     Section 17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) at the respective addresses set forth below or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

          Centennial Communications Corp.
          1528 Wazee Street, Suite 200
          Denver, CO 80202
          Facsimile:  303-405-0465
          Attention: President

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Employee's address is:

          Federico A. Gallart
          1411 Agua Ave.
          Coral Gables, FL  33156



     Section 18. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

     Section 19. Authority. The Company represents to Employee that Barbara Vonderheid, as Vice President, has the authority to execute this Agreement on its behalf.

     Section 20. Further Action. Employee agrees to execute all resignations from his positions with the Company and its affiliates and subsidiaries upon request at any time after the effective date of this Agreement.

                            CENTENNIAL COMMUNICATIONS CORP.

                            By:  /s/ Barbara H. Vonderheid
                                 -------------------------
                                 Barbara H. Vonderheid
                                 Date: May 24, 1999


                                 /s/ Federico A. Gallart
                                 -----------------------
                                 Federico A. Gallart
                                 Date: May 24, 1999

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